Coldstream Capital Management, Inc.

Investment Adviser Code of Ethics

                                              © Copyright 2013, National Regulatory Services. All rights reserved.

11/27/2013 to Current

Table of Contents

1 - Statement of General Policy	3
2 - Definitions	5
3 - Standards of Business Conduct	6
4 - Prohibition Against Insider Trading	7
5 - Blackout Periods	9
6 - Personal Securities Transactions	10
7 - Compliance Procedures	11
8 - Protecting the Confidentiality of Client Information 14 9 - Political Contributions	16
10 - Gifts and Entertainment	17
11 - Rumor Mongering	18
12 - Service as an Officer or Director	20
13 - Whistleblower Policy	21
14 - Reporting Violations and Sanctions	23
15 - Records	24
16 - Acknowledgement	25

Addenda

Employee Brokerage Account Listing
New Employee Initial Holdings Report
Personal Securities Reporting Flowchart
Personal Securities Transaction Pre-Approval Form
Quarterly Attestation Template - Personal Trading

11/27/2013 to Current

Statement of General Policy

This Code of Ethics (“Code”) has been adopted by Coldstream Capital Management, Inc. and is designed to comply with Rule 204A-1 under the Investment Advisers Act of 1940 (“Advisers Act”).

This Code establishes rules of conduct for all employees of Coldstream Capital Management, Inc. and is designed to, among other things; govern personal securities trading activities in the accounts of employees, their immediate family/household accounts and accounts in which an employee has a beneficial interest. The Code is based upon the principle that Coldstream Capital Management, Inc. and its employees owe a fiduciary duty to Coldstream Capital Management, Inc.'s clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients, (ii) taking inappropriate advantage of their position with the Firm and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

The Code is designed to ensure that the high ethical standards long maintained by Coldstream Capital Management, Inc. continue to be applied. The purpose of the Code is to preclude activities which may lead to or give the appearance of conflicts of interest, insider trading and other forms of prohibited or unethical business conduct. The excellent name and reputation of our Firm continues to be a direct reflection of the conduct of each employee.

Pursuant to Section 206 of the Advisers Act, both Coldstream Capital Management, Inc. and its employees are prohibited from engaging in fraudulent, deceptive or manipulative conduct. Compliance with this section involves more than acting with honesty and good faith alone. It means that the Coldstream Capital Management, Inc. has an affirmative duty of utmost good faith to act solely in the best interest of its clients.

Coldstream Capital Management, Inc. and its employees are subject to the following specific fiduciary obligations when dealing with clients:

●	The duty to have a reasonable, independent basis for the investment advice provided;
●	The duty to obtain best execution for a client’s transactions where the Firm is in a position to direct brokerage transactions for the client;
●	The duty to ensure that investment advice is suitable to meeting the client’s individual objectives, needs and circumstances; and
●	A duty to be loyal to clients.

In meeting its fiduciary responsibilities to its clients, Coldstream Capital Management, Inc. expects every employee to demonstrate the highest standards of ethical conduct for continued employment with Coldstream Capital Management, Inc. Strict compliance with the provisions of the Code shall be considered a basic condition of employment with Coldstream Capital Management, Inc. Coldstream Capital Management, Inc.'s reputation for fair and honest dealing with its clients has taken considerable time to build. This  standing could be seriously damaged as the result of even a single securities transaction being considered questionable in light of the fiduciary duty owed to our clients. Employees are urged to seek the advice of Erika Yelle, the Chief Compliance Officer, for any questions about the Code or the application of the Code to their individual circumstances. Employees should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, including termination of employment with Coldstream Capital Management, Inc.

The provisions of the Code are not all-inclusive. Rather, they are intended as a guide for employees of Coldstream Capital Management, Inc. in their conduct. In those situations where an employee may be uncertain as to the intent or purpose of the Code, he/she is advised to consult with Erika Yelle. Erika Yelle may grant exceptions to certain provisions contained in the Code only in those situations when it is clear beyond dispute that the interests of our clients will not be adversely affected or compromised. All questions arising in connection with personal securities trading should be resolved in favor of the client even at the expense of the interests of employees.

Recognizing the importance of maintaining the Firm's reputation and consistent with our fundamental principles of honesty, integrity and professionalism, the Firm requires that a supervised person advise the Chief Compliance Officer immediately if he or she becomes involved in or threatened with litigation or an administrative investigation or legal proceeding of any kind. Coldstream Capital Management, Inc. will maintain such information on a confidential basis.

Erika Yelle will periodically report to senior management [and the board of directors] of Coldstream Capital Management, Inc. to document compliance with this Code.

11/27/2013 to Current

Definitions

For the purposes of this Code, the following definitions shall apply:

●
“Access person” shall include all supervised persons, including directors, officers, and partners of the adviser; employees of the adviser, and any other person who provides advice on behalf of the adviser and is subject to the adviser’s supervision and control who:

❍	has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any fund RIA or its control affiliates manage
❍	is involved in making securities recommendations to clients that are nonpublic.
                             ❍
●
However, independent, non-interested directors of the firm are not involved in the day-to-day operations of the Company and will not be allowed access to non-public information about clients’ transactions, portfolio holdings or adviser’s recommendations without prior approval of the CCO. Thus, independent, non-interested directors will be considered to be exempt from the reporting requirements of SEC Rule 204A-1

●
“Account” means accounts of any employee and includes accounts of the employee’s immediate family members (any relative by blood or marriage living in the employee’s household), and any account in which he or she has a direct or indirect beneficial interest, such as trusts and custodial accounts or other accounts in which the employee has a beneficial interest or exercises investment discretion.

●
“Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of Section 16 of such Act and the rules and regulations thereunder.

●	'Fund' means an investment company registered under the Investment Company Act.

●
'Reportable fund' means any registered investment company, i.e., mutual fund, for which our Firm, or a control affiliate, acts as investment adviser, as defined in section 2(a) (20) of the Investment Company Act, or principal underwriter.

●
“Reportable security” means any security as defined in Section 202(a)(18) of the Advisers Act, except that it does not include: (i) Transactions and holdings in direct obligations of the Government of the United States; (ii) Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements; (iii) Shares issued by money market funds; (iv) Transactions and holdings in shares of other types of open-end registered mutual funds, unless Coldstream Capital Management, Inc. or a control affiliate acts as the investment adviser or principal underwriter for the fund; and (v) Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in mutual funds, unless  Coldstream Capital Management, Inc. or   a control affiliate acts as the  investment adviser or principal underwriter for the fund.

●
“Supervised person” means directors, officers and partners of Coldstream Capital Management, Inc. (or other persons occupying a similar status or performing similar functions); employees of Coldstream Capital Management, Inc.; and any other person who provides advice on behalf of Coldstream Capital Management, Inc. and is subject to Coldstream Capital Management, Inc.'s supervision and control.

11/27/2013 to Current

Standards of Business Conduct

Coldstream Capital Management, Inc. places the highest priority on maintaining its reputation for integrity and professionalism.  That reputation is a vital business asset.  The confidence and trust placed in our firm and its employees by our clients is something we value and endeavor to protect.  The following Standards of Business Conduct set forth policies and procedures to achieve these goals.  This Code is intended to comply with the various provisions of the Advisers Act and also requires that all supervised persons comply with the various applicable provisions of the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and applicable rules and regulations adopted by the Securities and Exchange Commission (“SEC”).

Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers.  Such policies and procedures are contained in this Code.  The Code also contains policies and procedures with respect to personal securities transactions of all Coldstream Capital Management, Inc.'s access persons as defined herein.  These procedures cover transactions in a reportable security in which an access person has a beneficial interest in or accounts over which the access person exercises control as well as transactions by members of the access person’s immediate family.

Section 206 of the Advisers Act and Rule 17j-1 of the 1940 Act make it unlawful for Coldstream Capital Management, Inc. or its agents or employees to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in fraudulent, deceptive or manipulative practices or to make any untrue statement of a material fact, or omit to state a material fact, to a client or prospective client. This Code contains provisions that prohibit these and other enumerated activities and that are reasonably designed to detect and prevent violations of the Code, the Advisers Act and rules thereunder.

11/27/2013 to Current

Prohibition Against Insider Trading

Introduction

Trading securities while in possession of material, nonpublic information, or improperly communicating that information to others may expose supervised persons and Coldstream Capital Management, Inc. to stringent penalties.  Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment.  The SEC can recover the profits gained or losses avoided through the illegal trading, impose a penalty of up to three times the illicit windfall, and/or issue an order permanently barring you from the securities industry.
Finally, supervised persons and Coldstream Capital Management, Inc. may be sued by investors seeking to recover damages for insider trading violations.

The rules contained in this Code apply to securities trading and information handling by supervised persons of Coldstream Capital Management, Inc. and their immediate family members.

The law of insider trading is unsettled and continuously developing.  An individual legitimately may be uncertain about the application of the rules contained in this Code in a particular circumstance.  Often, a single question can avoid disciplinary action or complex legal problems.  You must notify Erika Yelle immediately if you have any reason to believe that a violation of this Code has occurred or is about to occur.

General Policy

No supervised person may trade, either personally or on behalf of others (such as investment funds and private accounts managed by Coldstream Capital Management, Inc.), while in the possession of material, nonpublic information, nor may any personnel of Coldstream Capital Management, Inc. communicate material, nonpublic information to others in violation of the law.

1.	What is Material Information?

Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions.  Generally, this includes any information the disclosure of which will have a substantial effect on the price of a company’s securities.  No simple test exists to determine when information is material; assessments of materiality involve a highly fact- specific inquiry.  For this reason, you should direct any questions about whether information is material to Erika Yelle.

Material information often relates to a company’s results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information also may relate to the market for a company’s securities.  Information about a significant order to purchase or sell securities may, in some contexts, be material.  Prepublication information regarding reports in the financial press also may be material.  For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal’s “Heard on the Street” column.

You should also be aware of the SEC’s position that the term “material nonpublic information” relates not only to issuers but also to Coldstream Capital Management, Inc.'s securities recommendations and client securities holdings and transactions.

2.	What is Nonpublic Information?

Information is “public” when it has been disseminated broadly to investors in the marketplace.  For example, information is public after it has become available to the general public through the Internet, through a public filing with the SEC or some other government agency, the Dow Jones “tape” or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

3.	Identifying Inside Information

Before executing any trade for yourself or others, including investment funds or private accounts managed by Coldstream Capital Management, Inc. (“Client Accounts”), you must determine whether you have access to material, nonpublic information.  If you think that you might have access to material, nonpublic information, you should take the following steps:

●	Report the information and proposed trade immediately to the CCO, Erika Yelle, and the Chief Investment Officer ('CIO'), or in his absence, a Coldstream Managing Director.
●	Do not purchase or sell the securities on behalf of yourself or others, including investment funds or private accounts managed by the firm.
●	Do not communicate the information inside or outside the firm, other than to the CCO, Erika Yelle, the CIO and a Coldstream Managing Director.
●
After the CCO, Erika Yelle, the CIO and/or Managing Director has reviewed the issue, the firm will determine whether the information is material and nonpublic and, if so, what action the firm will take.

●	If the information you possess is material non-public information in the opinion of the CIO, they will place the security on the Restricted Security List.

You must consult with the CIO, or in their absence a Managing Director, and the CCO, Erika Yelle before taking any action.  This high degree of caution will protect you, our clients, and the firm.

4.	Contacts with Public Companies

Contacts with public companies may represent an important part of our research efforts.  The firm may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information.  Difficult legal issues arise, however, when, in the course of these contacts, a supervised person of Coldstream Capital Management, Inc. or other person subject to this Code becomes aware of material, nonpublic information.  This could happen, for example, if a  company’s Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes selective disclosure of adverse news to a handful of investors.  In such situations, Coldstream Capital Management, Inc. must make a judgment as to its further conduct.  To protect yourself, your clients and the firm, you should contact the Chief Compliance Officer and the Chief Investment Officer immediately if you believe that you may have received material, nonpublic information.

5.	Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons: First, tender offer activity often produces extraordinary gyrations in the price of the target company’s securities.
Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases).  Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in the possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either.  Supervised persons of Coldstream Capital Management, Inc. and others subject to this Code should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.

6.	Restricted/Watch Lists

Although Coldstream Capital Management, Inc. does not typically receive confidential information from portfolio companies, it may, if it receives such information take appropriate procedures to establish restricted or watch lists in certain securities.

The Chief Investment Officer may place certain securities on a “restricted list.”  Access persons are prohibited from personally, or on behalf of an advisory account, purchasing or selling securities during any period they are listed.  Securities issued by companies about which a number of supervised  persons are expected to regularly have material, nonpublic information should generally be placed on the restricted list.  The CCO, Erika Yelle shall take steps to immediately inform all supervised persons of the securities listed on the restricted list.

The Chief Investment Officer may place certain securities on a “watch list.”  Securities issued by companies about which a limited number of supervised persons possess material, nonpublic information should generally be placed on the watch list.  The list will be disclosed only to the CCO,Erika Yelle and a limited number of other persons who are deemed necessary recipients of the list because of their roles in compliance.

11/27/2013 to Current

Blackout Periods

No access person shall purchase or sell, directly or indirectly, any security on a day during which any client has a pending buy or sell order in that same security until that order is executed or withdrawn.

OR

No access person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial interest within seven (7) calendar days after any client trades in that security unless all of the transactions contemplated by the client in that security have been completed prior to such transaction. If a securities transaction is executed by a client within seven (7) calendar days after an access person executed a transaction in the same security, Erika Yelle or other designee will review the access person’s and the client’s transactions to determine whether the access person did not meet his or her fiduciary duties to the client in violation of this Code.

11/27/2013 to Current

Personal Securities Transactions

General Policy

Coldstream Capital Management, Inc. has adopted the following principles governing personal investment activities by Coldstream Capital Management, Inc.'s supervised persons:

●	The interests of client accounts will at all times be placed first;

●	Initial holdings must be reported within ten days of becoming a supervised person;

●	All personal securities transactions will be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and

●	Access persons must not take inappropriate advantage of their positions. These principles have been adopted to:

●	alleviate the potential for a conflict of interest or perceived conflict of interest by CCM employees

●	detect and prevent abusive sales practices such as 'scalping' or 'front running'

●	to highlight potentially abusive 'soft dollar' or brokerage arrangement

Restricted List

CCM Personnel are not allowed to trade securities that are on a restricted list.  The Chief Investment Officer will maintain a restricted security list based on the following criteria:

1)
If the company is actively buying or selling a significant amount of a particular security for the core portfolio(s). Positions that are being bought or sold as part of routine account rebalancing or in specific portfolios only are not required to be placed on a restricted list.

2)	If CCM Personnel are in possession of material, non-public information, they must immediately contact the CIO to place the underlying issue on a restricted list.

3)	Pre-clearance approval of Personal Trades shall include a check against securities on the current Restricted List as retained by the CIO.

Participation in IPOs

No access person shall acquire any beneficial ownership in any securities in an Initial Public Offering for his or her account, that may be considered a “hot issue”. Any participation in an initial public offering being considered by a CCM employee must receive written approval from the CIO prior to acquiring any securities in an initial public offering (IPO).

11/27/2013 to Current

Compliance Procedures

Pre-clearance

An access person may, directly or indirectly, acquire or dispose of beneficial ownership of a reportable security only if: (i) such purchase or sale has been approved by a supervisory person designated by Coldstream Capital Management, Inc. firm; (ii) the approved transaction is completed by the close of business on the second trading day after approval is received; and (iii) the designated supervisory person has not rescinded such approval prior to execution of the transaction.   Post-approval is not permitted.

Clearance must be obtained by completing and signing the Pre-clearance Form provided for that purpose by the CCO, Erika Yelle. The Chief Investment Officer, or their designated alternate, is authorized to grant approval of personal transactions; the CCO monitors all transactions by all access persons in order to ascertain any pattern of conduct which may evidence conflicts or potential conflicts with the principles and objectives of this Code, including a pattern of frontrunning.

Advance trade clearance in no way waives or absolves any access person of the obligation to abide by the provisions, principles and objectives of this Code.

 Personal Securities Transaction Procedure

1.	Pre- clearance: CCM Personnel must pre-clear personal security transactions with the CIO, Robert Frazier, or in his absence, a member of the Investment Strategy Group (ISG), or a Managing Director.

2.	Approval: Clearance or denial will be documented, showing approval by the CIO or their designee and given immediately. The trade must be executed immediately.

3.
Documentation: CCM Personnel are then required to have the trade and approval documented in writing within 24 hours of having placed the trade via completion of a Personal Securities Transaction Trade Form. The pre-clearance form, quarterly transaction report and brokerage confirmation statement will be reconciled by the CCO, or their approved designee, and placed in the employee's compliance file.

4.	Order Types Allowed: All trades in portfolio securities must b e “Market” or “Day” orders. “Limit” or “Good until Cancel” orders will not be granted. ' Day Limit' orders are allowed.

5.
Internal Strategy Securities Trading: CCM Personnel are prohibited from executing a transaction in a Dividend Growth portfolio security on a day when a CCM is building a significant new position in that security or selling the existing position in full for a client until the client’s order is executed or withdrawn.   Significant in this context means a 1% position of the Dividend Growth portfolio. These Dividend Growth securities will be added to the Restricted List by the CIO when trading is occurring.

6.
Exempt Securities:  The following are exempt from the pre -clearance requirements:  Mutual Funds, Index Funds, Commodities; or options to acquire or sell Indexes or Commodities;  Money market instruments, US Treasury securities and/or bank CDs.  Any acquisition of securities through stock dividends, dividend reinvestment plans, stock splits, mergers, consolidations, spin-offs, tender offers or similar corporate organization or distributions;  Acquisition of securities through gifts or bequests; Stocks or options issued by Coldstream Capital Management. All ETFs (exchange traded funds) are treated the same as other exchange traded securities, and therefore fall under the pre-clearance requirement.

7.
Pre- Clearance Required for Private or Limited Offerings: No access person shall acquire beneficial ownership of any securities in a limited offering or private placement without the prior written approval of CIO who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the access person’s activities on behalf of a client) and, if approved, will be subject to continuous monitoring for possible future conflicts.

8.
Pre- Clearance Required for IPO's: Any participation in an initial public offering being considered by a CCM employee must receive written approval from the CIO prior to acquiring any securities in an initial public offering (IPO). Participating in initial public offerings of "hot issues" is prohibited.

9.
Trading in Underlying Securities: Personal trading in options, warrants, convertible securities, stock appreciation rights or a similar right with exercise or conversion privilege into a related equity security or other derivative securities is prohibited if the underlying equity is on the Restricted List.

Reporting Requirements

Every access person shall provide initial and annual holdings reports and quarterly transaction reports to the CCO, Erika Yelle which must contain the information described below. It is the policy of Coldstream Capital

Management, Inc. that each access person must arrange for their brokerage firm(s) to send automatic duplicate brokerage account statements and trade confirmations of all securities transactions to the CCO, Erika Yelle.

1. Initial Holdings Report

Every access person shall, no later than ten (10) days after the person becomes an access person, file an initial holdings report (file attached herein) containing the following information:

●
The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each reportable security in which the access person had any direct or indirect beneficial interest ownership  when the person becomes an access person;

●
The name of any broker, dealer or bank, account name, number and location with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person; and

●	The date that the report is submitted by the access person.

The information submitted must be current as of a date no more than forty-five (45) days before the person became an access person.

2.	Annual Holdings Report

Every access person shall, no later than January 30 each year, file an annual holdings report containing the same information required in the initial holdings report as described above. The information submitted must be current as of a date no more than forty-five (45) days before the annual report is submitted.

3.	Quarterly Transaction Reports

Every access person must, no later than thirty (30) days after the end of each calendar quarter, file a quarterly transaction report (file attached herein) containing the following information. Reports shall be distributed and collected by the Chief Investment Officer.

With respect to any transaction during the quarter in a reportable security in which the access persons had any direct or indirect beneficial ownership:

●
The date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and  the principal amount (if applicable) of each covered security;

●	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

●	The price of the reportable security at which the transaction was effected;

●	The name of the broker, dealer or bank with or through whom the transaction was effected; and

●	The date the report is submitted by the access person.

With respect to any account established by the access person in which any securities were held during the quarter for the direct or indirect benefit of the access person:

●	The name of the broker, dealer or bank with whom the access person established the account;

●	The date the account was established; and

●	The date that the report is submitted by the access person.

4.	Exempt Transactions

An access person need not submit a report with respect to:

●	Transactions effected for, securities held in, any account over which the person has no direct or indirect influence or control;
●	Transactions effected pursuant to an automatic investment plan, e.g. a dividend retirement plan;

●
A quarterly transaction report if the report would duplicate information contained in securities transaction confirmations or brokerage account statements that Coldstream Capital Management, Inc. holds in its records so long as the firm receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter;

●	Any transaction or holding report if Coldstream Capital Management, Inc. has only one access person, so long as the firm maintains records of the information otherwise required to be reported

5.	Monitoring and Review of Personal Securities Transactions

The CCO, Erika Yelle or a designee will monitor and review all reports required under the Code for compliance with Coldstream Capital Management, Inc.'s policies regarding personal securities transactions and applicable SEC rules and regulations.  The CCO,Erika Yelle may also initiate inquiries of access persons regarding personal securities trading.  Access persons are required to cooperate with such inquiries and any monitoring or review procedures employed Coldstream Capital Management, Inc.  Any transactions for any accounts of the CCO,Erika Yelle will be reviewed and approved by the Chief Investment Officer or other designated supervisory person. The CCO,Erika Yelle shall at least annually identify all access persons who are required to file reports pursuant to the Code and will inform such access persons of their reporting obligations.

6.	Duplicate Confirms and Statements

All CCM Personnel will direct their brokers to supply duplicate confirmations and copies of periodic statements for all accounts over which he or she has influence , including personal and immediate family accounts and accounts over which they have control

●	Duplicate copies shall be directed to: Coldstream Capital Management, Inc. Attn: Compliance Dept. P.O. Box 1456, Bellevue, WA 98009-1456
●	Additionally, all privately held and non-custodial securities, (i.e., securities in certificate form) must be reported.
●	Private holdings and transactions in Coldstream stock shall be maintained by the Coldstream Capital Management, Inc. Managing Directors and the Controller, and need not be reported again.
●	Initial listings of reportable accounts shall be provided to the CCO by all new employees via completion of the Outside Brokerage Disclosure Form.
The CCO will request direct delivery of all relevant duplicate confirm and statement copies for review.

7. On an annual basis, in accordance with Rule 17j-1(c)(2)(ii) of the 1940 Act, Coldstream Capital Management, Inc.'s Chief Compliance Officer shall prepare a written report describing any issues arising under the Code, including information about any material violations of the Code or its underlying procedures, and  any sanctions imposed due to such violations, and submit the information to Advisors Series Trust’s Chief Compliance Officer for review by Advisors Series Trust’s Board of Trustees.

8. On an annual basis, in accordance with Rule 17j-1(c)(2)(ii) of the 1940 Act, Coldstream Capital Management, Inc.'s Chief Compliance Officer,Erika Yelle shall certify to Advisors Series Trust’s Board of Trustees that Coldstream Capital Management, Inc. has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code.

11/27/2013 to Current

Protecting the Confidentiality of Client Information

Confidential Client Information

In the course of investment advisory activities of Coldstream Capital Management, Inc., the firm gains access to non-public information about its clients.  Such information may include a person's status as a client, personal financial and account information, the allocation of assets in a client portfolio, the composition of investments in any client portfolio, information relating to services performed for or transactions entered into on behalf of clients, advice provided by Coldstream Capital Management, Inc. to clients, and data or analyses derived from such non-public personal information (collectively referred to as 'Confidential Client Information').  All Confidential Client Information, whether relating to Coldstream Capital Management, Inc.'s current or former clients, is subject to the Code's policies and procedures.  Any doubts about the confidentiality of information must be resolved in favor of confidentiality.

Non-Disclosure Of Confidential Client Information

All information regarding Coldstream Capital Management, Inc.'s clients is confidential.   Information may only be disclosed when the disclosure is consistent with the firm's policy and the client's direction.  Coldstream Capital Management, Inc. does not share Confidential Client Information with any third parties, except in the following circumstances:

●
As necessary to provide service that the client requested or authorized, or to maintain and service the client's account.  Coldstream Capital Management, Inc. will require that any financial intermediary, agent or other service provider utilized by Coldstream Capital Management, Inc. (such as broker-dealers or sub- advisers) comply with substantially similar standards for non-disclosure and protection of Confidential Client Information and use the information provided by Coldstream Capital Management, Inc. only for the performance of the specific service requested by Coldstream Capital Management, Inc.;

●
As required by regulatory authorities or law enforcement officials who have jurisdiction over Coldstream Capital Management, Inc., or as otherwise required by any applicable law.  In the event Coldstream Capital Management, Inc. is compelled to disclose Confidential Client Information, the firm shall provide prompt notice to the clients affected, so that the clients may seek a protective order or other appropriate remedy.  If no protective order or other appropriate remedy is obtained, Coldstream Capital Management, Inc. shall disclose only such information, and only in such detail, as is legally required;

●	To the extent reasonably necessary to prevent fraud, unauthorized transactions or liability.

Employee Responsibilities

All access persons are prohibited, either during or after the termination of their employment with Coldstream Capital Management, Inc., from disclosing Confidential Client Information to any person or entity outside the firm, including family members, except under the circumstances described above.  An access person is permitted to disclose Confidential Client Information only to such other access persons who need to have access to such information to deliver the Coldstream Capital Management, Inc.'s services to the client.

Access persons are also prohibited from making unauthorized copies of any documents or files containing Confidential Client Information and, upon termination of their employment with Coldstream Capital Management, Inc., must return all such documents to Coldstream Capital Management, Inc.

Any supervised person who violates the non-disclosure policy described above will be subject to disciplinary action, including possible termination, whether or not he or she benefited from the disclosed information.

Security Of Confidential Personal Information

Coldstream Capital Management, Inc. enforces the following policies and procedures to protect the security of Confidential Client Information:

●	The Firm restricts access to Confidential Client Information to those access persons who need to know such information to provide Coldstream Capital Management, Inc.'s services to clients;
●
Any access person who is authorized to have access to Confidential Client Information in connection with the performance of such person's duties and responsibilities is required to keep such information in a secure compartment, file or receptacle on a daily basis as of the close of each business day;

●	All electronic or computer files containing any Confidential Client Information shall be password secured and firewall protected from access by unauthorized persons;
●
Any conversations involving Confidential Client Information, if appropriate at all, must be conducted by access persons in private, and care must be taken to avoid any unauthorized persons overhearing or intercepting such conversations.

Privacy Policy
As a registered investment adviser, Coldstream Capital Management, Inc. and all supervised persons, must comply with SEC Regulation S-P, which requires investment advisers to adopt policies and procedures to protect the 'nonpublic personal information' of natural person clients.  'Nonpublic information,' under Regulation S-P, includes personally identifiable financial information and any list, description, or grouping that is derived from personally identifiable financial information.  Personally identifiable financial information is defined to include information supplied by individual clients, information resulting from transactions, any information obtained in providing products or services.  Pursuant to Regulation S-P Coldstream Capital Management, Inc. has adopted policies and procedures to safeguard the information of natural person  clients.

Enforcement and Review of Confidentiality and Privacy Policies

The CCO, Erika Yelle is responsible for reviewing, maintaining and enforcing Coldstream Capital Management, Inc.'s confidentiality and privacy policies and is also responsible for conducting appropriate employee training to ensure adherence to these policies.  Any exceptions to this policy requires the written approval of the CCO, Erika Yelle.

11/27/2013 to Current

Political Contributions

The Compliance Officer, or other designated officer, monitors and maintains records detailing political contributions made by the firm and/or its covered associates;
Such records will be maintained in chronological order and will detail:

·	The name and title of the contributor;
·	The name and title (including any city/county/state or other political subdivision) of each recipient of a contribution or payment;
·	the amount and date of each contribution or payment; and
·	whether any such contribution was the subject of the exception for certain returned contributions.

The Compliance Officer, or other designated officer, will maintain appropriate records following the:
·	departure of a covered associate who made a political contribution triggering the two-
year 'time out' period;

·	The Compliance Officer, or other designated officer, maintains records reflecting approval of political contributions made by the firm and/or its covered associates;

The definition of a “covered associate” of an investment adviser includes any:

·	General partner, managing member, executive officer or other individual with a similar status or function
·	Employee who solicits a government entity for the investment adviser (and any person
·	who supervises, directly or indirectly, such an employee)
·	PAC controlled by the investment adviser or by any of its covered associates

Contributions by nonexecutive employees of an adviser (unless they are soliciting government entity clients) would not trigger the time-out provision, unless the adviser or any of its covered associates used the employee to indirectly make a contribution. The SEC noted that the Rule does not prohibit contributions or the provision of advisory services after making a contribution. Instead, the Rule prohibits the receipt of compensation for advisory services within two years after making a proscribed contribution.
The SEC stated that it took this approach to prevent an adviser from having to abandon a government entity client after the adviser makes a contribution.

The de minimis exception allows a covered associate of an adviser that is a natural person to contribute: (i) up to $350 to an official per election (with primary and general elections counting separately) if the covered associate was entitled to vote for the official at the time  of the contribution, and (ii) up to $150 to an official per election (with primary and general elections counting separately) if the covered associate was not entitled to vote for the official at the time of the contribution. Such de minimis contributions would not trigger the two-year time-out under the Rule.

11/27/2013 to Current

Gifts and Entertainment

Giving, receiving or soliciting gifts in a business setting may create an appearance of impropriety or may raise a potential conflict of interest.  Coldstream Capital Management, Inc. has adopted the policies set forth below to guide access persons in this area.

General Policy

Coldstream Capital Management, Inc.'s policy with respect to gifts and entertainment is as follows:

●	Giving, receiving or soliciting gifts in a business may give rise to an appearance of impropriety or may raise a potential conflict of interest ;
●
Access persons should not accept or provide any gifts or favors  that might influence the decisions you or the recipient must make in business transactions involving Coldstream Capital Management, Inc., or that others might reasonably believe would influence those decisions;

●
Modest gifts and favors, which would not be regarded by others as improper, may be accepted or given on an occasional basis.  Entertainment that satisfies these requirements and conforms to generally accepted business practices also is permissible;

●	Where there is a law or rule that applies to the conduct of a particular business or the acceptance of gifts of even nominal value, the law or rule must be followed.

Reporting Requirements

●
Any access person who accepts, directly or indirectly, anything of value from any person or entity that does business with or on behalf of Coldstream Capital Management, Inc., including gifts and gratuities with value in excess of $250 per year (Note: Dual registrants sometimes use a $100 gift threshold for all employees based on FINRA rules), must obtain consent from the Chief Compliance Officer before accepting such gift.

●
This reporting requirement does not apply to bona fide dining or bona fide entertainment if, during such dining or entertainment, so long as you are accompanied by the person or representative of the entity that does business with Coldstream Capital Management, Inc., and provided it is neither so frequent nor so excessive as to raise any question of propriety.

●
This gift reporting requirement is for the purpose of helping Coldstream Capital Management, Inc. monitor the activities of its employees.  However, the reporting of a gift does not relieve any access person from the obligations and policies set forth in this Section or anywhere else in this Code.  If you have any questions or concerns about the appropriateness of any gift, please consult Erika Yelle, Chief Compliance Officer.

●	Gifts that are received or given in the course of conducting business are to be reported on a Gift Log and submitted to the CCO for review.
●	Any exchanges of gifts in excess of the $250.00 limit must be reported to the CCO or a Managing Director and approved.

11/27/2013 to Current

Rumor Mongering

Spreading false rumors to manipulate the market is illegal under U.S securities laws. Moreover, this type of activity is considered by regulators to be a highly detrimental form of market abuse damaging both investor confidence and companies constituting important components of the financial system. This form of market abuse is vigorously investigated and prosecuted. Although there may be legitimate reasons to discuss rumors under certain circumstances; for example, to attempt to explain observable fluctuations in the market or a particular issuer’s share price, the dissemination of false information in the market in order to capitalize on the effect of such dissemination for personal or client accounts is unethical and will not be tolerated. Firms are required to take special care to  ensure that its personnel neither generate rumors nor pass on rumors to clients or other market participants in an irresponsible manner.

Even where a rumor turns out to be true, among other things, trading on unsubstantiated information also creates a risk that the firm may trade on inside information which was leaked in violation of the law.

General Policy

It is Coldstream Capital Management, Inc.'s policy that unverified information be communicated responsibly, if at all, and in a manner which will not distort the market. No supervised person of Coldstream Capital Management, Inc. shall originate a false or misleading rumor in any way, or pass-on an unsubstantiated rumor about a security or its issuer for the purpose of influencing the market price of the security.

Communications issued from Coldstream Capital Management, Inc. should be professional at all times, avoiding sensational or exaggerated language. Factual statements which could reasonably be expected to impact the market should be carefully verified, if possible, before being issued in accordance with the procedures set forth below. Verification efforts should be documented in writing and maintained in the firm’s records.

These guidelines apply equally to written communications, including those issued via Bloomberg, instant messaging, email, chat rooms or included in published research notes, articles or newsletters, as well as to verbal communications. Statements which can reasonably be expected to impact the market include those purporting to contain factual, material or non-public information or information of a price-sensitive nature. The facts and circumstances surrounding the statement will dictate the likelihood of market impact.

For example, times of nervous or volatile markets increase both the opportunity for and the impact of rumors. If a supervised person is uncertain of the likely market impact of the dissemination of particular information, he/she should consult the Chief Compliance Officer or a member of senior management.

What is a Rumor? In the context of this policy, "rumor" means either a false or misleading statement which has been deliberately fabricated or a statement or other information purporting to be factual but which is unsubstantiated. A statement is not a rumor if it is clearly an expression of opinion, such as an analyst’s view of a company’s prospects. Rumors often originate from but are not limited to Internet blogs or bulletin boards among other sources.

When is a Rumor Unsubstantiated? In the context of this policy, a rumor is unsubstantiated when it is:

●	not published by widely circulated public media, or
●	the source is not identified in writing, and
●	there has been no action or statement by a regulator, court or legal authority lending credence to the rumor, or
●	there has been no acknowledgement or comment on the rumor from an official spokesperson or senior management of the issuer.

When May a Rumor Be Communicated? Rumors may be discussed legitimately within the confines of the firm, for example, within an Investment Committee Meeting, when appropriate, for example, to explain or speculate regarding observable market behavior.

A rumor may also be communicated externally, that is, with clients or other market participants such as a broker or other counterparty, only:

●	as set forth in these procedures,
●	when a legitimate business purpose exists for discussing the rumor.

Legitimate Business Purposes for Communicating a Rumor Externally: Legitimate business purposes for discussing rumors outside of the confines of the firm include:

●	when a client is seeking an explanation for erratic share price movement or trading conditions of a security which could be explained by the rumor, or
●	discussions among market participants seeking to explain market or trading conditions or one’s views regarding the validity of a rumor.

Form in Which Rumor Can Be Communicated Externally: Where a legitimate business purpose exists for discussing a rumor externally, care should be taken to ensure that the rumor is communicated in a manner that:

●	provides the origin of the information (where possible);
●	gives it no additional credibility or embellishment;
●	makes clear that the information is a rumor; and
●	makes clear that the information has not been verified.

Trading: Where a decision to place a trade in a client account is based principally on a rumor, the portfolio manager or trader must obtain the prior approval of a member of senior management.

Reporting & Monitoring: In order to ensure compliance with this policy, Coldstream Capital Management, Inc. may seek to uncover the creation and/or dissemination of false or misleading rumors by supervised persons for the purpose of influencing the market price of the security through targeted monitoring of communications and/or trading activities. For example, the Chief Compliance Officer may proactively select and review random emails or conduct targeted word searches of emails, or Bloomberg/instant messages.
He/she may also flag trading pattern anomalies or unusual price fluctuations and retrospectively review emails, phone calls, Bloomberg/instant messages, etc. where highly unusual and apparently fortuitous profit or loss avoidance is uncovered.

Supervised persons are required to report to the Chief Compliance Officer or a member of senior management when he/she has just cause to suspect that another supervised person of Coldstream Capital Management, Inc. has deliberately fabricated and disseminated a false or misleading rumor or otherwise communicated an unsubstantiated rumor about a security or its issuer for the purpose of influencing the market price of the security.

11/27/2013 to Current

Service as an Officer or Director

No access person shall serve as an officer or on the board of directors of any publicly or privately traded company without prior authorization by the CCO, Erika Yelle or a designated supervisory person based upon a determination that any such board service or officer position would be consistent with the interest of Coldstream Capital Management, Inc.'s clients.  Where board service or an officer position is approved, Coldstream Capital Management, Inc. shall implement a “Chinese Wall” or other appropriate procedure, to isolate such person from making decisions relating to the company’s securities.

With regards to Coldstream's Dividend Growth Mutual Fund, Executive Officers who are investment professionals are not allowed to serve as a director or member of an Advisory Board of a company that is held as an investment in any Advisor Series Trust mutual funds, consistent with the policy established by the Advisor Series Trust Code of Ethics.

11/27/2013 to Current

Whistleblower Policy

As articulated in this Code's Statement of General Policy and Standards of Business Conduct, central to our firm's compliance culture is an ingrained commitment to fiduciary principles. The policies and procedures set forth here and in our Compliance Manual, and their consistent implementation by all supervised persons of Coldstream Capital Management, Inc. evidence the Firm's unwavering intent to place the interests of clients ahead of self-interest for Coldstream Capital Management, Inc., our management and staff.

Every employee has a responsibility for knowing and following the firm’s policies and procedures. Every person in a supervisory role is also responsible for those individuals under his/her supervision. The Firm's principal or   a similarly designated officer, has overall supervisory responsibility for the firm.

Recognizing our shared commitment to our clients, all employees are required to conduct themselves with the utmost loyalty and integrity in their dealings with our clients, customers, stakeholders and one another.
Improper conduct on the part of any employee puts the Firm and company personnel at risk. Therefore, while managers and senior management ultimately have supervisory responsibility and authority, these individuals cannot stop or remedy misconduct unless they know about it. Accordingly, all employees are not only expected to, but are required to report their concerns about potentially illegal conduct as well as violations  of our company’s policies.

Reporting Potential Misconduct

To ensure consistent implementation of such practices, it is imperative that supervised persons have the opportunity to report any concerns or suspicions of improper activity at the Firm (whether by a supervised person or other party) confidentially and without retaliation.

Coldstream Capital Management, Inc.'s Whistleblower Policy covers the treatment of all concerns relating to suspected illegal activity or potential misconduct.

Supervised persons may report potential misconduct by submitting a 'Report a Violation' form available on the main web portal of this program. By default, the report will be submitted anonymously unless the individual unchecks the box that indicates the sender wishes to remain anonymous. Reports of violations or suspected violations must be reported to Erika Yelle or, provided the CCO also receives such reports, to other designated members of senior management. Supervised persons may report suspected improper activity by the CCO to the Firm’s other senior management.

Responsibility of the Whistleblower

A person must be acting in good faith in reporting a complaint or concern under this policy and must have reasonable grounds for believing a deliberate misrepresentation has been made regarding accounting or audit matters or a breach of this Manual or the Firm’s Code of Ethics. A malicious allegation known to be false is considered a serious offense and will be subject to disciplinary action that may include termination of employment.

Handling of Reported Improper Activity

The Firm will take seriously any report regarding a potential violation of Firm policy or other improper or illegal activity, and recognizes the importance of keeping the identity of the reporting person from being widely known. Supervised persons are to be assured that the Firm will appropriately manage all such reported concerns or suspicions of improper activity in a timely and professional manner, confidentially and without retaliation.

In order to protect the confidentiality of the individual submitting such a report and to enable Coldstream Capital Management, Inc. to conduct a comprehensive investigation of reported misconduct, supervised persons should understand that those individuals responsible for conducting any investigation are generally precluded from communicating information pertaining to the scope and/or status of such reviews.

No Retaliation Policy

It is the Firm’s policy that no supervised person who submits a complaint made in good faith will experience retaliation, harassment, or unfavorable or adverse employment consequences. A supervised person who retaliates against a person reporting a complaint will be subject to disciplinary action, which may include termination of employment. A supervised person who believes s/he has been subject to retaliation or reprisal as a result of reporting a concern or making a complaint is to report such action to the CCO or to the Firm’s other senior management in the event the concern pertains to the CCO.

11/27/2013 to Current

Reporting Violations and Sanctions

All supervised persons shall promptly report to the CCO,Erika Yelle or an alternate designee all apparent violations of the Code.  Any retaliation for the reporting of a violation under this Code will constitute a violation of the Code.

The CCO,Erika Yelle shall promptly report to senior management all apparent material violations of the Code. When the CCO, Erika Yelle finds that a violation otherwise reportable to senior management could not be reasonably found to have resulted in a fraud, deceit, or a manipulative practice in violation of Section 206 of the Advisers Act, he or she may, in his or her discretion, submit a written memorandum of such finding and the reasons therefore to a reporting file created for this purpose in lieu of reporting the matter to senior management.

Senior management shall consider reports made to it hereunder and shall determine whether or not the Code has been violated and what sanctions, if any, should be imposed.  Possible sanctions may include reprimands, monetary fine or assessment, or suspension or termination of the employee’s employment with the firm.

Violations of the Personal Security Trading Policy:

●	CCM Personnel may be required to “break the trade” by immediately reversing the transaction whether a profit or loss occurs from the transaction.
●
Violators may be required to disgorge any profits and assume any losses, even if the individual innocently does something that is discovered afterward. Disgorged profits will be donated to a charitable organization.

●
In addition, the Review Committee consisting of the Chief Investment Officer, Robert Frazier, Chief Compliance Officer, Erika Yelle and Managing Directors will examine violators of this Policy. Any violators will be subject to employee warning, reprimand, suspension without pay or termination of employment or other remedy deemed appropriate.

●
The Review Committee will determine the sanction based on the overall circumstances taking into account all factors including the number of violations, the magnitude of the violation and the intent of the CCM Personnel.

11/27/2013 to Current

Records

The CCO, Erika Yelle shall maintain and cause to be maintained in a readily accessible place the following records:

●	A copy of any Code of Ethics adopted by the Firm pursuant to Advisers Act Rule 204A-1 which is or has been in effect during the past five years;
●
A record of any violation of Coldstream Capital Management, Inc.'s Code and any action that was taken as a result of such violation for a period of five years from the end of the fiscal year in which the violation occurred;

●
A record of all written acknowledgements of receipt of the Code and amendments thereto for each person who is currently, or within the past five years was, an access person which shall be retained for five years after the individual ceases to be an access person of Coldstream Capital Management, Inc.;

●	A copy of each report made pursuant to Advisers Act Rule 204A-1, including any brokerage confirmations and account statements made in lieu of these reports;
●	A list of all persons who are, or within the preceding five years have been, access persons;
●
A record of any decision and reasons supporting such decision to approve an access persons' acquisition of securities in IPOs and limited offerings within the past five years after the end of the fiscal year in which such approval is granted.

●	All records shall be maintained in accordance with Rules 204-2 under the Advisers Act and Rule 17j-1(f) under the 1940 Act.

11/27/2013 to Current

Acknowledgement

Initial Certification

All supervised persons will be provided with a copy of the Code and must initially certify in writing to Erika Yelle that they have: (i) received a copy of the Code; (ii) read and understand all provisions of the Code;
(iii) agreed to abide by the Code; and (iv) reported all account holdings as required by the Code.

Acknowledgement of Amendments

All supervised persons shall receive any amendments to the Code and must certify to Erika Yelle in writing that they have: (i) received a copy of the amendment; (ii) read and understood the amendment; (iii) and agreed to abide by the Code as amended.

Annual Certification

All supervised persons must annually certify in writing to Erika Yelle that they have: (i) read and understood all provisions of the Code; (ii) complied with all requirements of the Code; and (iii) submitted all holdings and transaction reports as required by the Code.

   The CCO will document review of the Code of Ethics by way of the Coldstream Policies and Procedures Manual Acknowledgment, to be distributed at each Annual Compliance meeting.
   Those not in attendance of the meeting will receive a copy of the attestation at the next date they are present at the Company, and the CCO will obtain signature of the Acknowledgement at that time.

Further Information

Supervised persons should contact the CCO, Erika Yelle regarding any inquiries pertaining to the Code or the policies established herein.

Pre-Clearance Trade Review
  Approved       Δ Denied

By:___________________________________	Date:__________________________________

Personal Securities Transaction Trade Report

Today’s Date: ______________________________	Time:

Employee Name:
_________________________________________________________________

Trade Report

Buy (B) or Sell (S)	Security Name	Symbol	Price	Trade Date

Employee Signature:	________________________________________
Date:_______________________________

S:\Compliance\Compliance Manual\CCM Compliance Manual\Addenda for Compliance Manual\Personal Securities Transaction Trade Report.docx

Personal Securities Transactions Attestation

To:  Coldstream Capital Management Personal Trading File

I certify that, in accordance with Coldstream’s Code of Ethics, all my personal trading transactions for the quarter ended September 30, 2013 have been reported through duplicate statements and confirmations to the firm except for the following:

Additionally, I certify that all duplicate brokerage statements and confirmations sent to Coldstream is all of the information required to be filed under the Coldstream Code of Ethics, including spouse or other household member accounts, or other accounts where I have the authority to trade (POA, TTEE, etc.).

_____________________________________________________	______________
Signature	Date

_____________________________________________________
Printed Name

V 10072013

11/27/2013 to Current

Personal Brokerage Account Disclosure Form

List below ALL brokerage accounts you hold individually or in which you have joint interest. Also, include the accounts of all immediate family members. Immediate family includes spouses, children, and/or any other family members who live in your household or are supported, directly or indirectly by you, regardless of whether or not the person lives in your household. You are not required to include direct investments in open-ended mutual funds, unit investment trusts, or variable contracts.

NAME OF BROKER/DEALER	OWNER OF	ACCOUNT
INCLUDING MAILING ADDRESS	ACCOUNT	NUMBER

1.
2.
3.
4.
5.

I understand that the purpose of this form is not to judge my investment strategy or performance. It is completed in order to allow Coldstream to request duplicate statements and/or confirmations for these accounts. A supervisory principal must evidence review of these accounts in order to comply with various security industry regulations including The Insider Trading Act and FINRA’s's interpretation of Free-Riding and Withholding.

I understand that I am required to update this list as any new accounts are added and closed.

_______________________________	____________________________
Representative Signature	Date
_______________________________	____________________________
CCO/Principal Signature	Date Request(s) Mailed to Outside B/D(s)

S:\Compliance\Compliance Manual\CCM Compliance Manual\Addenda for Compliance Manual\Personal Brokerage Account Disclosure Form.doc

Initial Holdings Report

Name of Employee _________________________________
Start Date: ___________________________________

Every supervised person shall, no later than ten (10) days after the person becomes a supervised person, file an initial holdings report containing the following information:

•
The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each reportable security in which the supervised person had any direct or indirect beneficial interest ownership when the person becomes a supervised person;

•
The name of any broker, dealer or bank, account name, number and location with whom the supervised person maintained an account in which any securities were held for the direct or indirect benefit of the supervised person; and

•	The date that the report is submitted by the supervised person.

The information submitted must be current as of a date no more than forty-five (45) days before the person became a supervised person.

Please submit this report to the Chief Compliance Officer no later than 10 days after your start date with Coldstream, per the above. If your securities are held at a custodian from whom you receive periodic statements, you may submit a copy of the brokerage statement provided it is dated within 45 days of your start date.

Please list any non-public security holdings below:

Name of Company/Security Number of Shares Ticker/symbol/CUSIP Location of shares